UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2021

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2021, NMI Holdings, Inc. (the “Company”) announced that Ravi Mallela that has been appointed Executive Vice President and Chief Financial Officer of the Company, effective January 10, 2022 (the “start date”). Mr. Mallela will succeed Adam Pollitzer, the Company’s current Executive Vice President and Chief Financial Officer, who will become the Company’s President and Chief Executive Officer, effective January 1, 2022, and will remain the Company’s acting Chief Financial Officer until Mr. Mallela’s start date.

Mr. Mallela, age 51, currently serves as Executive Vice President and Chief Financial Officer, Finance Group, of First Hawaiian, Inc. and First Hawaiian Bank, which he joined in September 2018. He is also a member of the First Hawaiian Bank Senior Management Committee. Prior to joining First Hawaiian, Mr. Mallela served as Senior Vice President, Head of Finance and Treasury of First Republic Bank from 2013 to 2018, where he managed the functions of Corporate Treasury, Financial Planning and Analysis, Investment Operations and Monitoring, Cash Management, and Capital and Liquidity Stress Testing. He earned a Bachelor of Science degree in Economics from the University of San Francisco and an MBA from UCLA Anderson School of Management.

In connection with his appointment, on December 20, 2021, the Company entered into an offer letter with Mr. Mallela setting forth the terms of his employment. The offer letter provides for: (1) an annual base salary of $480,000; (2) a target annual bonus opportunity of 100% of base salary; (3) the Company to recommend to the compensation committee of the Company’s board of directors (the “committee”) that Mr. Mallela be considered for a 2022 annual equity-based award with a target grant date value of 175% of base salary; and (4) participation in the Company’s executive cash allowance program at a level of $30,000 per year and in the Company’s Severance Benefit Plan at the level of “EVPs, President & CEO (without employment agreement)” in accordance with its terms. In addition, the Company will recommend to the committee that Mr. Mallela be designated as a participant in the Company’s Amended and Restated Change in Control Severance Benefit Plan in accordance with its terms as previously disclosed, with a severance multiple of 1.5 times the sum of his annual base salary and target annual bonus and a lump sum cash payment equal to 18 months of COBRA premiums (less the active employee rate for such coverage).

Following his start date, Mr. Mallela will be granted a one-time make-whole equity award with a grant date value of $1,870,000 in consideration for equity awards Mr. Mallela will forfeit from his previous employer and an inducement equity award with a grant date value of $380,000, both in the form of restricted stock units under the Company’s Amended and Restated 2014 Omnibus Incentive Plan. These awards will vest 40% on the first two anniversaries of the start date and 20% on the third anniversary of the start date, in each case subject to continued employment through the applicable vesting date. Also following his start date, Mr. Mallela will be paid a one-time make-whole bonus in the amount of $370,000 in consideration of anticipated incentive awards Mr. Mallela will forfeit from his previous employer, which will be subject to repayment to the Company if Mr. Mallela’s employment terminates under certain circumstances prior to the third anniversary of the start date. To assist with Mr. Mallela’s relocation to the Northern California area, the Company will also provide a one-time relocation bonus of $50,000 and certain relocation benefits, each of which are subject to reimbursement in full to the Company if Mr. Mallela’s employment is terminated under certain circumstances prior to the first anniversary of the start date.

Any amounts payable to Mr. Mallela under the offer letter are subject to the terms of a clawback policy attached to the offer letter, in the event the Company is required to prepare a material accounting restatement under the circumstances described therein. Mr. Mallela has also agreed to certain restrictive covenants in the offer letter, including those relating to confidentiality, non-disparagement and non-solicitation of employees and investors.

Mr. Mallela does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Mr. Mallela and any other person pursuant to which Mr. Mallela was selected as an officer of the Company.

The foregoing summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter, which is attached as Exhibit 10.1 and incorporated by reference herein. A copy of the Company’s related press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.    Description

10.1    Offer Letter, dated December 20, 2021, by and between Ravi Mallela and the Company

99.1    NMI Holdings, Inc. Press Release, dated December 21, 2021

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: December 21, 2021	By:	/s/ William J. Leatherberry
William J. Leatherberry
EVP, General Counsel
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